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                                                                     EXHIBIT 5.1


            [PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE LETTERHEAD]

                                October 19, 1998

Remington Oil and Gas Corporation
Suite 600
8201 Preston Road
Dallas, Texas 75225-6211

     RE: REGISTRATION NO. 333-61513

Dear Sirs:

     We have acted as special Delaware counsel to Remington Oil and Gas Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 21,431,791 shares of Remington Common Stock, par value $0.01 per share (the "Common Stock"), 300,000 warrants to purchase Common Stock (the "Warrants") and 300,000 shares of Common Stock underlying the Warrants (collectively, the "Securities"), pursuant to the terms of the Agreement and Plan of Merger, dated June 22, 1998, by and between the Company and S-Sixteen Holding Company (the "Merger Agreement"). Initially capitalized terms used herein and not otherwise defined are used as defined in the Merger Agreement.

     As your Delaware counsel, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and have conducted such other investigations of fact and law, as we have considered necessary or appropriate for purposes of this opinion. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. With respect to opinion 2, below, we have also assumed that all of the SSHC Stock, Remington Class A Stock and Remington Class B Stock (each as defined in the Merger Agreement) to be converted into Common Stock in the Merger will, immediately prior to the conversion, be validly issued, fully paid and nonassessable.

     Based upon the foregoing and subject thereto, we are of the opinion that, under Delaware law:

          1. The Company is duly incorporated, validly existing and in good standing as a Delaware corporation under the laws of the State of Delaware.

          2. When (a) the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, (b) the stockholders of the Company have approved the Merger Agreement in the manner required by the General Corporation Law of the State of Delaware and the Merger Agreement, (c) the Certificate of Merger containing the Company's Restated Certificate of Incorporation in substantially the form attached to the Merger Agreement, which is filed as an exhibit to the Registration Statement with respect to the Common Stock, has been duly filed with the Secretary of State of the State of Delaware, (d) the shares of Common Stock and the Warrants have been issued as contemplated in the Registration Statement and, (e) in the case of the shares of Common Stock underlying the Warrants, the Warrants have been exercised in the manner contemplated in the Registration Statement and the June 22, 1998 Warrant Agreement by and between the Company and BBHC Acquisition Co., L.L.C., the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.
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Remington Oil and Gas Corporation
October 19, 1998
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and any amendments thereto and the reference to us under the heading "Legal Matters" in the Prospectus and Proxy Statement constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under
Section 7 of the Act. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                Very truly yours,

                                /s/ PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE

JHS/ACI/TAM:dat